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                                                                     EXHIBIT 4.2

























                              INSMED INCORPORATED

                          EMPLOYEE STOCK PURCHASE PLAN






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                              INSMED INCORPORATED
                          EMPLOYEE STOCK PURCHASE PLAN


                               TABLE OF CONTENTS
                               -----------------


ARTICLE I DEFINITIONS.......................................................   1
     1.01. Administrator....................................................   1
     1.02. Affiliate........................................................   1
     1.03. Beneficiary......................................................   1
     1.04. Board............................................................   1
     1.05. Code.............................................................   1
     1.06. Committee........................................................   2
     1.07. Common Stock.....................................................   2
     1.08. Company..........................................................   2
     1.09. Compensation.....................................................   2
     1.10. Date of Exercise.................................................   2
     1.11. Date of Grant....................................................   2
     1.12. Election Date....................................................   2
     1.13. Election Form....................................................   2
     1.14. Employee.........................................................   3
     1.15. Exchange Act.....................................................   3
     1.16. Fair Market Value................................................   3
     1.17. Five Percent Shareholder.........................................   3
     1.18. Option...........................................................   3
     1.19. Participant......................................................   3
     1.20. Plan.............................................................   4

ARTICLE II PURPOSES.........................................................   4

ARTICLE III ADMINISTRATION..................................................   4

ARTICLE IV ELIGIBILITY......................................................   5

ARTICLE V COMPENSATION DEDUCTIONS...........................................   5
     5.01. Amount of Deduction..............................................   5
     5.02. Participant's Account............................................   5
     5.03. Changes in Payroll Deductions....................................   5

ARTICLE VI OPTION GRANTS....................................................   6
     6.01. Number of Shares.................................................   6
     6.02. Option Price.....................................................   6

ARTICLE VII EXERCISE OF OPTION..............................................   6
     7.01. Automatic Exercise...............................................   6
     7.02. Fractional Shares................................................   6


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                          EMPLOYEE STOCK PURCHASE PLAN


     7.03. Nontransferability...............................................   6
     7.04. Employee Status..................................................   7
     7.05. Delivery of Stock................................................   7
     7.06. Vesting..........................................................   7

ARTICLE VIII WITHDRAWAL AND TERMINATION OF EMPLOYMENT.......................   7
     8.01. Generally........................................................   7
     8.02. Subsequent Participation.........................................   8
     8.03. Termination of Employment........................................   8
     8.04. Death of Participant.............................................   8

ARTICLE IX STOCK SUBJECT TO PLAN............................................   8
     9.01. Shares Issued....................................................   8
     9.02. Aggregate Limit..................................................   9
     9.03. Reallocation of Shares...........................................   9

ARTICLE X ADJUSTMENT UPON CHANGE IN COMMON STOCK............................   9

ARTICLE XI COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES............   9

ARTICLE XII GENERAL PROVISIONS..............................................  10
     12.01. Effect on Employment and Service................................  10
     12.02. Unfunded Plan...................................................  10
     12.03. Rules of Construction...........................................  10

ARTICLE XIII AMENDMENT......................................................  11

ARTICLE XIV DURATION OF PLAN................................................  11

ARTICLE XV EFFECTIVE DATE OF PLAN...........................................  11



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                              INSMED INCORPORATED
                          EMPLOYEE STOCK PURCHASE PLAN
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                                   ARTICLE I
                                  DEFINITIONS

1.01     Administrator.
         -------------

     Administrator means the Committee and any delegate of the Committee that is appointed in accordance with Article III.

1.02     Affiliate.
         ---------

     Affiliate means any "parent corporation" or "subsidiary corporation" (within the meaning of Section 424 of the Code) of the Company, including a corporation that becomes an Affiliate after the adoption of this Plan, that the Board designates as a participating employer in the Plan.

1.03     Beneficiary.
         -----------

     Beneficiary means the person or entity designated by a Participant on a form prescribed by the Administrator, to receive any amount payable under the Plan following a Participant's death. A Participant may change his Beneficiary from time to time by filing a subsequent designation form and the change will be effective when received by the Administrator. If a designated Beneficiary fails to survive the Participant or be in existence on the date of his death or if the Participant fails to designate a Beneficiary, the Participant's Beneficiary shall be determined as follows: the Participant's surviving spouse (i.e., the person to whom the Participant is legally married on the date of his death) or, if none, the Participant's surviving children or, if none, the Participant's estate.

1.04     Board.
         -----

     Board means the Board of Directors of the Company.

1.05     Code.
         ----

     Code means the Internal Revenue Code of 1986, and any amendments thereto.
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                              INSMED INCORPORATED
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1.06     Committee.
         ---------

     Committee means the Compensation Committee of the Board or, if the Compensation Committee is not composed solely of two or more persons, all of whom are "non-employee directors" within the meaning of Rule 16b-3 under the Exchange Act, Committee means such other committee of the Board composed solely of persons who satisfy such criteria.

1.07     Common Stock.
         ------------

     Common Stock means the common stock of the Company.

1.08     Company.
         -------

     Company means Insmed Incorporated.

1.09     Compensation.
         ------------

Compensation means an Employee's total earnings, including without limitation salary, overtime, and any bonuses or special payment.

1.10     Date of Exercise.
         ----------------

Date of Exercise means each June 30 next following the January 2 Date of Grant and each December 31 next following the July 1 Date of Grant.

1.11     Date of Grant.
         -------------

     Date of Grant means each January 2 and each July 1 during the term of the Plan.

1.12     Election Date.
         -------------

     Election Date means each December 15 immediately preceding the January 2 Date of Grant and each June 15 immediately preceding the July 1 Date of Grant.

1.13     Election Form.
         -------------

     Election Form means the form, prescribed by the Administrator, that a Participant uses to authorize a reduction in his Compensation in accordance with
Article V.


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1.14     Employee.
         --------

     Employee means any employee of the Company or an Affiliate, other than a Five Percent Shareholder, who is regularly scheduled to work at least twenty hours per week.

1.15     Exchange Act.
         ------------

     Exchange Act means the Securities Exchange Act of 1934, as amended.

1.16     Fair Market Value.
         -----------------

     Fair Market Value means, on any given date, the reported "closing" price of a share of Common Stock on the primary exchange on which shares of the Common Stock are listed. If, on any given date, no share of Common Stock is traded on an established stock exchange, then Fair Market Value shall be determined with reference to the next preceding day that the Common Stock was so traded.

1.17     Five Percent Shareholder.
         ------------------------

     Five Percent Shareholder means any individual who, immediately after the grant of an Option owns more than five percent of the total combined voting power or value of all classes of stock of the Company or of an Affiliate. For this purpose, (i) an individual shall be considered to own any stock owned (directly or indirectly) by or for his brothers, sisters, spouse, ancestors or lineal descendants and shall be considered to own proportionately any stock owned (directly or indirectly) by or for a corporation, partnership, estate or trust of which such individual is a shareholder, partner or beneficiary, and
(ii) stock of the Company or an Affiliate that an individual may purchase under outstanding options (whether or not granted under this Plan) shall be treated as stock owned by the individual.

1.18     Option.
         ------

     Option means a stock option that entitles the holder to purchase from the Company a stated number of shares of Common Stock on the terms and conditions prescribed by the Plan.

1.19     Participant.
         -----------

     Participant means an Employee, including an Employee who is a member of the Board, who satisfies the requirements of Article IV and who elects to receive an Option.


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                              INSMED INCORPORATED
                          EMPLOYEE STOCK PURCHASE PLAN


1.20     Plan.
         ----

     Plan means the Insmed Incorporated Employee Stock Purchase Plan.


                                   ARTICLE II
                                    PURPOSES

     The Plan is intended to assist the Company and its Affiliates in recruiting and retaining individuals with ability and initiative by enabling such persons to participate in the future success of the Company and its Affiliates and to associate their interests with those of the Company and its shareholders. The Plan is intended to permit the grant of Options qualifying under Section 423 of the Code. No Option shall be invalid for failure to qualify under Section 423 of the Code. The proceeds received by the Company from the sale of Common Stock pursuant to this Plan shall be used for general corporate purposes.


                                  ARTICLE III
                                 ADMINISTRATION

     The Plan shall be administered by the Administrator. The Administrator shall have complete authority to interpret all provisions of this Plan; to adopt, amend, and rescind rules and regulations pertaining to the administration of the Plan; and to make all other determinations necessary or advisable for the administration of this Plan. The express grant in the Plan of any specific power to the Administrator shall not be construed as limiting any power or authority of the Administrator. Any decision made, or action taken, by the Administrator or in connection with the administration of this Plan shall be final and conclusive. Neither the Administrator nor any member of the Committee shall be liable for any act done in good faith with respect to this Plan or any Option. All expenses of administering this Plan shall be borne by the Company.

     The Committee, in its discretion, may delegate to one or more officers of the Company all or part of the Committee's authority and duties with respect to grants and awards under this Plan. The Committee may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Committee's delegate or delegates that were consistent with the terms of the Plan.


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                              INSMED INCORPORATED
                          EMPLOYEE STOCK PURCHASE PLAN


                                   ARTICLE IV
                                  ELIGIBILITY

     Each Employee of the Company or an Affiliate (including a corporation that becomes an Affiliate after the adoption of this Plan) is eligible to participate in this Plan. Directors of the Company who are Employees of the Company or an Affiliate may participate in this Plan. An Employee who has satisfied the requirements set forth in the preceding sentence of this Article IV becomes a Participant by completing an Election Form in accordance with Section 5.01 and returning it to the Administrator on or before the Election Date.


                                   ARTICLE V
                            COMPENSATION DEDUCTIONS

5.01     Amount of Deduction.
         -------------------

     A payroll deduction shall be made from the Compensation of each Participant for each payroll period. The amount of such deduction shall be the percentage specified by the Participant on his Election Form; provided that such percentage shall be in multiples of one percent and shall not exceed fifteen percent. A Participant may contribute to the Plan only by payroll deduction. A Participant's Election Form will continue to be effective, and amounts will be deducted from the Participant's Compensation, until the Election Form is changed in accordance with Section 5.03 or the Participant withdraws from the Plan or his participation otherwise ends in accordance with Article VIII.

5.02     Participant's Account.
         ---------------------

     A recordkeeping account shall be established for each Participant. All amounts deducted from a Participant's Compensation shall be credited to his account. No interest will be paid or credited to the account of any Participant.

5.03     Changes in Payroll Deductions.
         -----------------------------

     A Participant may discontinue his participation in the Plan as provided in
Section 8.01. Except as provided in Section 8.01, a Participant's direction to change the percentage deduction specified on his Election Form shall be effective as of the first Date of Grant following the date that written notice of such change (either by revocation of participation or a new Election Form) is delivered to the Administrator.


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                              INSMED INCORPORATED
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                                   ARTICLE VI
                                 OPTION GRANTS

6.01     Number of Shares.
         ----------------

     Each Employee who is a Participant on a Date of Grant shall be granted an Option as of that Date of Grant. The number of shares of Common Stock subject to such Option shall be determined by dividing the option price into the balance credited to the Participant's account as of the Date of Exercise next following the Date of Grant. Notwithstanding the preceding sentence, no Participant will be granted an Option as of any Date of Grant for more than a number of shares of Common Stock determined by dividing $12,500 by the Fair Market Value on the Date of Grant.

6.02     Option Price.
         ------------

     The price per share for Common Stock purchased on the exercise of an Option shall be the lesser of (i) eighty-five percent of the Fair Market Value on the applicable Date of Grant or (ii) eighty-five percent of the Fair Market Value on the Date of Exercise.


                                  ARTICLE VII
                               EXERCISE OF OPTION

7.01     Automatic Exercise.
         ------------------

     Subject to the provisions of Articles VIII, IX and XI, each Option shall be exercised automatically as of the Date of Exercise next following the Option's Date of Grant for the number of whole shares of Common Stock that may be purchased at the option price for that Option with the balance credited to the Participant's account.

7.02     Fractional Shares.
         -----------------

     Fractional shares will not be issued under the Plan. Any amount remaining to the credit of the Participant's account after the exercise of an Option shall remain in the account and applied to the option price of the Option next granted if the Participant continues to participate in the Plan or, if he does not, shall be returned to the Participant.

7.03     Nontransferability.
         ------------------

     Each Option granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution. During the lifetime of the


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                              INSMED INCORPORATED
                          EMPLOYEE STOCK PURCHASE PLAN


Participant to whom the Option is granted, the Option may be exercised only by the Participant. No right or interest of a Participant in any Option shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

7.04     Employee Status.
         ---------------

     For purposes of determining the applicability of Section 423 of the Code, and whether an individual is employed by the Company or an Affiliate, the Administrator may decide to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment.

7.05     Delivery of Stock.
         -----------------

     Subject to the provisions of Articles IX and XI, as promptly as possible following the date that such shares become transferable, the Company will deliver certificates evidencing the Common Stock purchased upon the Participant's exercise of his Option.

7.06     Vesting.
         -------

     Participant's interest in the Common Stock purchased upon the exercise of his Option shall be immediately nonforfeitable and, subject to the provisions of
Article XI, transferable.


                                  ARTICLE VIII
                                 WITHDRAWAL AND
                           TERMINATION OF EMPLOYMENT

8.01     Generally.
         ---------

     A Participant may withdraw the payroll deductions credited to his account under the Plan by giving written notice to that effect to the Administrator at least thirty days prior to the next Date of Exercise. In that event, all of the payroll deductions credited to his account will be paid to him promptly after receipt of his notice of withdrawal and no further payroll deductions will be made from his Compensation until he submits a new Election Form to the Administrator. A Participant shall be deemed to have elected to withdraw from the Plan in accordance with this Section 8.01 if he ceases to be an Employee.


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                              INSMED INCORPORATED
                          EMPLOYEE STOCK PURCHASE PLAN


8.02     Subsequent Participation.
         ------------------------

     A Participant who has withdrawn his account under Section 8.01 may submit a new Election Form to the Administrator and resume participation in the Plan as of any subsequent Date of Grant, provided that the Administrator receives his Election Form before the applicable Election Date.

8.03     Termination of Employment.
         -------------------------

     If a Participant's employment with the Company and its Affiliates terminates for any reason other than death, his participation in the Plan shall cease as of the date of termination. The balance credited to the Participant's account as of the first day of the month following such termination of employment shall be paid to the Participant or, in the case of the Participant's death following his termination of employment, to his Beneficiary, as promptly as possible thereafter.

8.04     Death of Participant.
         --------------------

     If a Participant's employment with the Company and its Affiliates terminates on account of the Participant's death, his Beneficiary may elect, by written notice received by the Administrator within thirty days of the Participant's death (but in all events before the Date of Exercise), to either
(i) withdraw all of the payroll deductions credited to the Participant's account or (ii) to exercise the Option as of the Date of Exercise and receive whole shares of Common Stock and cash representing the value of a fractional share in accordance with Section 5.02. If the Option is exercised, the number of shares of Common Stock issuable to the Beneficiary shall be determined by dividing the option price into the payroll deductions credited to the Participant's account. If timely written notice of the Beneficiary's election is not received by the Administrator, the Beneficiary shall be deemed to have elected to exercise the Option.


                                   ARTICLE IX
                             STOCK SUBJECT TO PLAN

9.01     Shares Issued.
         -------------

     Upon the exercise of any Option the Company may deliver to the Participant (or the Participant's broker if the Participant so directs), shares of Common Stock from its authorized but unissued Common Stock.


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                              INSMED INCORPORATED
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9.02     Aggregate Limit.
         ---------------

     The maximum aggregate number of shares of Common Stock that may be issued under this Plan pursuant to the exercise of Options is 1,000,000 shares. The maximum aggregate number of shares that may be issued under this Plan shall be subject to adjustment as provided in Article X.

9.03     Reallocation of Shares.
         ----------------------

     If an Option is terminated, in whole or in part, for any reason other than its exercise, the number of shares of Common Stock allocated to the Option or portion thereof may be reallocated to other Options to be granted under this Plan.


                                   ARTICLE X
                     ADJUSTMENT UPON CHANGE IN COMMON STOCK

     The maximum number of shares as to which Options may be granted under this Plan and the terms of outstanding Options shall be adjusted as the Committee shall determine to be equitably required in the event that (a) the Company (i) effects one or more stock dividends, stock split-ups, subdivisions or consolidations of shares or (ii) engages in a transaction to which Section 424 of the Code applies or (b) there occurs any other event which, in the judgment of the Committee necessitates such action. Any determination made under this
Article X by the Committee shall be final and conclusive.

     The issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the maximum number of shares as to which Options may be granted or the terms of outstanding Options.


                                   ARTICLE XI
                            COMPLIANCE WITH LAW AND
                         APPROVAL OF REGULATORY BODIES

     No Option shall be exercisable, no Common Stock shall be issued, no certificates for shares of Common Stock shall be delivered, and no payment shall be made under this Plan except in compliance with all applicable federal


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                              INSMED INCORPORATED
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and state laws and regulations (including, without limitation, withholding tax requirements), any listing agreement to which the Company is a party, and the rules of all domestic stock exchanges on which the Company's shares may be listed. The Company shall have the right to rely on an opinion of its counsel as to such compliance. Any share certificate issued to evidence Common Stock for which an Option is exercised may bear such legends and statements as the Administrator may deem advisable to assure compliance with federal and state laws and regulations. No Option shall be exercisable, no Common Stock shall be issued, no certificate for shares shall be delivered, and no payment shall be made under this Plan until the Company has obtained such consent or approval as the Administrator may deem advisable from regulatory bodies having jurisdiction over such matters.


                                  ARTICLE XII
                               GENERAL PROVISIONS

12.01     Effect on Employment and Service.
          --------------------------------

     Neither the adoption of this Plan, its operation, nor any documents describing or referring to this Plan (or any part thereof) shall confer upon any individual any right to continue in the employ of the Company or an Affiliate or in any way affect any right and power of the Company or an Affiliate to terminate the employment of any individual at any time with or without assigning a reason therefor.

12.02     Unfunded Plan.
          -------------

     The Plan, insofar as it provides for grants, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by grants under this Plan. Any liability of the Company to any person with respect to any grant under this Plan shall be based solely upon any contractual obligations that may be created pursuant to this Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

12.03     Rules of Construction.
          ---------------------

     Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.


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                              INSMED INCORPORATED
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                                  ARTICLE XIII
                                   AMENDMENT

     The Board may amend or terminate this Plan from time to time; provided, however, that no amendment may become effective until shareholder approval is obtained if (i) the amendment increases the aggregate number of shares of Common Stock that may be issued under the Plan or (ii) the amendment changes the class of individuals eligible to become Participants. No amendment shall, without a Participant's consent, adversely affect any rights of such Participant under any Option outstanding at the time such amendment is made.


                                  ARTICLE XIV
                                DURATION OF PLAN

     No Option may be granted under this Plan more than ten years after the earlier of the date this Plan is adopted by the Board or the date this Plan is approved by shareholders in accordance with Article XV. Options granted before that date shall remain valid in accordance with their terms.


                                   ARTICLE XV
                             EFFECTIVE DATE OF PLAN

     Options may be granted under this Plan upon its adoption by the Board, provided that no Option shall be effective or exercisable unless this Plan is approved by a majority of the votes entitled to be cast by the Company's shareholders, voting either in person or by proxy, at a duly held shareholders' meeting or by the written unanimous consent of the shareholders within twelve months before or after this Plan is adopted by the Board.


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